As filed with the Securities and Exchange Commission on September 30, 2015

Registration No. 333-178659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Inergy Midstream, L.P. Long Term Incentive Plan

Inergy Midstream, L.P. Employee Unit Purchase Plan

(Full title of the plan)

Delaware	20-1647837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

700 Louisiana, Suite 2550

Houston, Texas 77002

(832)-519-2200

(Address, including zip code, and telephone

number, including area code, of registrant’s

principal executive offices)

Robert T. Halpin

700 Louisiana, Suite 2550

Houston, Texas 77002

(832)-519-2200

(Address, including zip code, and telephone

number, including area code, of agent for service)

INERGY MIDSTREAM, L.P.

(Former name or former address,
if changed since last report)

With a copy to:

G. Michael O’Leary, Jr.
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On December 21, 2011, Crestwood Midstream Partners LP (formerly known as Inergy Midstream, L.P.), a Delaware limited partnership (the “Partnership”), filed a registration statement on Form S-8 (Registration No. 333-178659) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 7,432,500 common units representing limited partner interests in the Partnership (“Common Units”) issuable pursuant to the Inergy Midstream, L.P. Long-Term Incentive Plan and 200,000 Common Units issuable pursuant to the Inergy Midstream, L.P. Employee Unit Purchase Plan (collectively, the “Registered Securities”).

Pursuant to the Agreement and Plan of Merger, dated as of May 5, 2015, by and among the Partnership, Crestwood Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Crestwood Equity Partners LP, a Delaware limited partnership (“CEQP”), Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of CEQP (the “CEQP GP”), CEQP ST SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of CEQP (“MergerCo”), MGP GP, LLC. a Delaware limited liability company and wholly owned subsidiary of CEQP (“MGP GP”), Crestwood Midstream Holdings LP, a Delaware limited partnership (“Midstream Holdings”) and Crestwood Gas Services GP, LLC, a Delaware limited liability company and wholly owned subsidiary of the General Partner (“CGS GP”), MergerCo, MGP GP and Midstream Holdings merged with and into the Partnership, with the Partnership surviving the merger as an indirect wholly owned subsidiary of CEQP, on September 30, 2015 (the “Merger”).

In connection with the Merger, as of the date hereof, the offer and sale of the Registered Securities is terminated, and in accordance with an undertaking made by the Partnership in the Registration Statement, the Partnership hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Crestwood Midstream Partners LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 30, 2015.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC, its General Partner

By:	/s/	Robert T. Halpin
Robert T. Halpin
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on September 30, 2015.

Name	Title

/s/ Robert G. Phillips	President, Director Chief Executive Officer of Crestwood Midstream GP LLC (Principal Executive Officer)
Robert G. Phillips

/s/ Robert T. Halpin	Senior Vice President and Chief Financial Officer of Crestwood Midstream GP LLC (Principal Financial Officer)
Robert T. Halpin

/s/ Steven M. Dougherty	Senior Vice President and Chief Accounting Officer of Crestwood Midstream GP LLC (Principal Accounting Officer)
Steven M. Dougherty

/s/ Alvin Bledsoe	Director of Crestwood Midstream GP LLC
Alvin Bledsoe

/s/ Michael G. France	Director of Crestwood Midstream GP LLC
Michael G. France

/s/ Philip D. Gettig	Director of Crestwood Midstream GP LLC
Philip D. Gettig

*	Director of Crestwood Midstream GP LLC
Warren H. Gfeller

*	Director of Crestwood Midstream GP LLC
Arthur B. Krause

/s/ David Lumpkins	Director of Crestwood Midstream GP LLC
David Lumpkins

/s/ John J. Sherman	Director of Crestwood Midstream GP LLC
John J. Sherman

/s/ David M. Wood	Director of Crestwood Midstream GP LLC
David M. Wood

*By:	/s/ John J. Sherman
John J. Sherman
(Attorney-in-fact)

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